                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only(as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               SUCCESSORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3)  Filing party:

--------------------------------------------------------------------------------

     (4)  Date filed:

--------------------------------------------------------------------------------

                               SUCCESSORIES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 22, 1997

To the Shareholders of Successories, Inc.

     Notice is hereby given that the annual meeting of shareholders of Successories, Inc., an Illinois corporation (the "Company"), will be held at The Metropolitan Club, 233 S. Wacker Drive, 66th Floor, Chicago, Illinois 60606 on Tuesday, July 22, 1997 at 9:30 A.M., Central Daylight Savings Time, for the following purposes:

     1. To elect two (2) Class II directors for the terms specified in the proxy statement or until their successors are elected and qualified;

     2. To approve amendments to the Company's Stock Option Plan;

     3. To ratify the appointment of Arthur Andersen as independent accountants for the fiscal year ending January 31, 1998; and

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record as of the close of business on June 2, 1997 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

     Please mark, sign, date and mail the accompanying proxy in the enclosed self-addressed, postage paid envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                          By Order of the Board of Directors,




                                          TIMOTHY C. DILLON
                                          Secretary

Lombard, Illinois
June 2, 1997

                               SUCCESSORIES, INC.
                               919 SPRINGER DRIVE
                            LOMBARD, ILLINOIS 60148
                                 (630) 953-8440
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 22, 1997

                                  INTRODUCTION

     The enclosed proxy is solicited on behalf of the Board of Directors of Successories, Inc. (the "Company") in connection with the annual meeting of shareholders to be held on July 22, 1997 at 9:30 A.M., Central Daylight Savings Time, and any adjournment thereof ("Annual Meeting"), at The Metropolitan Club, 233 S. Wacker Drive, 66th Floor, Chicago, Illinois 60606.

     The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by telegraph, telephone or in person. Proxies may be revoked at any time prior to voting. Revocation may be done prior to the meeting by written revocation sent to the Secretary of the Company, Successories, Inc., 919 Springer Drive, Lombard, Illinois 60148; or it may be done personally upon oral or written request at the Annual Meeting.

     This proxy statement was first mailed or delivered to shareholders on or about June 2, 1997.

                   RECORD DATE; VOTING SECURITIES OUTSTANDING

     The close of business on June 2, 1997 is the record date for determining the holders of common stock, $.01 par value ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting.

     As of May 27, 1997, the Company had outstanding voting securities consisting of 5,774,843 shares of Common Stock. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. A broker non-vote (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) is not considered entitled to vote and is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, that shareholder's shares are treated as present and entitled to vote. Thus, an abstention from voting on a matter has the same legal effect as vote "AGAINST" the matter.

                               SECURITY OWNERSHIP

     The following table sets forth, with respect to the Company's Common Stock, all persons known to be the beneficial owner of more than 5% of the Company's Common Stock as of May 27, 1997.

                                                  NUMBER OF SHARES
                                                   AND NATURE OF
                                                     BENEFICIAL
                BENEFICIAL OWNER                    OWNERSHIP(1)     PERCENT OF CLASS
                ----------------                  ----------------   ----------------
Arnold M. Anderson..............................     1,091,630(2)          18.0%
State of Wisconsin Investment Board.............       427,900(3)           7.4%

---------------

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Includes 293,000 shares subject to immediately exercisable options and warrants; 5,290 shares held by Mary Margaret Anderson (his wife); 275,000 shares held in trust by Mary Margaret Anderson as trustee, as to which Mr. Anderson has sole voting and investment power; 2,638 shares held in trust by

    Mr. Anderson as trustee, as to which Mr. Anderson has sole voting and investment power; and 1,000 shares held in the name of his son.

(3) The address of the State of Wisconsin Investment Board is Post Office Box 7842, Madison, Wisconsin 53707.

     The following table sets forth, as of May 27, 1997, with respect to the shares of Common Stock beneficially owned by: (i) each director and nominee;
(ii) the Chief Executive Officer; (iii) the other most highly compensated executive officers; and (iv) all directors and executive officers as a group.

                                                       NUMBER OF
                                                       SHARES AND
                                                       NATURE OF
                                                       BENEFICIAL        PERCENT
                  BENEFICIAL OWNER                    OWNERSHIP(1)      OF CLASS
                  ----------------                    ------------      ---------
Arnold M. Anderson..................................   1,091,620(2)       18.0%
James M. Beltrame...................................     166,751(3)        2.8%
Seamas T. Coyle.....................................      11,630(4)         *
Timothy C. Dillon...................................      19,213(5)         *
John F. Halpin......................................           0
M. Andrew King......................................       7,064(6)         *
David Houston.......................................      86,758           1.5%
Cheryl Lawton Griffith..............................           0
C. Joseph LaBonte...................................      58,246(7)        1.0%
Steven B. Larrick...................................      42,500(8)         *
Raymond A. Mackie...................................      16,427(9)         *
Michael H. McKee....................................      61,592(10)       1.1%
Mervyn C. Phillips, Jr..............................      88,511(11)       1.5%
Guy E. Snyder.......................................       8,900(12)        *
Jill Werner.........................................      17,230(13)        *
All of the directors and executive officers as a
  group (15 persons)................................   1,676,442(14)      26.4%

---------------

  * Percentage represents less than 1% of the total shares of Common Stock outstanding as of May 27, 1997.

 (1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

 (2) See note 2 above regarding nature of stock ownership.

 (3) Includes 150,000 shares subject to immediately exercisable options and warrants. Excludes 100 shares held by Rose Beltrame (his mother) as to which Mr. Beltrame shares joint investment control but to which he disclaims beneficial ownership.

 (4) Includes 315 shares held by NBD Securities, Inc., custodian for Seamas T. Coyle Individual Retirement Account; 315 shares held by NBD Securities, Inc., Custodian for Kathleen Coyle (his wife) Individual Retirement Account; and 10,500 shares subject to immediately exercisable options and warrants.

 (5) Includes 6,713 shares held by Timothy C. Dillon and Julie L. Dillon (his wife); and 12,500 shares subject to immediately exercisable options.

 (6) Includes 564 shares held by M. Andrew King and Theresa King (his wife) as joint tenants; and 6,500 shares subject to immediately exercisable options.

 (7) Includes 14,000 shares subject to immediately exercisable options and warrants.

 (8) Includes 13,000 shares held by Steven B. Larrick and Dorothy F. Larrick (his wife) as joint tenants; 6,000 shares in aggregate held in trust for the benefit of each of Cathy, Natalie, Elizabeth and James Larrick (his children); and 10,500 shares subject to immediately exercisable options and warrants.

 (9) Includes 12,000 shares subject to immediately exercisable options.

(10) Includes 8,844 shares held by Michael H. McKee; 25,918 shares held by Michael McKee and Cassandra McKee (his wife) as joint tenants; 330 shares held by Cassandra McKee; and 26,500 shares subject to immediately exercisable options.

(11) Includes 22,500 shares held by NFSC-FMT Co., custodian for Mervyn C. Phillips, Jr. Individual Retirement Account; 12,000 shares held by Five M's Ltd. Money Purchase Pension Plan, of which Mr. Phillips is trustee; 35,011 shares held by Mr. Phillips as trustee of the Mervyn C. Phillips Revocable Trust; and 9,000 shares subject to immediately exercisable options. Excludes 5,000 shares held by Mr. Phillips as trustee under the will of M.C. Phillips, III for the benefit of a family trust to which Mr. Phillips has voting power but to which he disclaims beneficial ownership.

(12) Includes 600 shares held by Linda G. Snyder (his wife); and 7,500 shares subject to immediately exercisable options and warrants.

(13) Includes 7,500 shares subject to immediately exercisable options; and 4,500 shares subject to immediately exercisable options held by Kenneth Werner (her husband).

(14) Includes 564,000 shares subject to options and warrants exercisable within sixty days; and 63,087 shares as to which voting and/or investment powers are shared.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     It is intended that the shares represented by the enclosed proxy will be voted, unless votes are withheld in accordance with the instructions contained in the proxy, for the election of the two (2) nominees for Class II Directors named below. In the event that any nominee for Director should become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event such shares will be voted for such substitute nominees. Provided a quorum is present, the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of each nominee.

     The number of Class II Directors is presently fixed at three members. One Class II Director has recently resigned. The Board is presently intending to fill the vacancy created by such resignation, but has not identified any candidate to date. Any person appointed by the Board to fill such vacancy will stand for election at the 1998 Annual Meeting of Shareholders, or any special meeting of shareholders if earlier, in accordance with the Company's By-laws.

     The identity of each such Director and his term is indicated below.

                                    CLASS II

                          (TERM EXPIRING IN YEAR 2000)

                               C. Joseph LaBonte
                            Mervyn C. Phillips, Jr.

     Directors hold office until the Annual Meeting in the fiscal year in which their terms expire and until their respective successors have been elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

           INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS:

                                       TERM     DIRECTOR
NOMINEES FOR DIRECTOR:          AGE   EXPIRES    SINCE      PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
----------------------          ---   -------   --------    ----------------------------------------
C. Joseph LaBonte               56     2000       1994     President, Chief Executive Officer and
                                                           Director of Jenny Craig International since
                                                           April 1994. From 1990 to 1994, Mr. LaBonte
                                                           was Chairman of The Vantage Group, an
                                                           investment and financial advisory firm;
                                                           prior thereto, President, Chief Operating
                                                           Officer and a Director of Reebok
                                                           International, Ltd., a company specializing
                                                           in the designing, marketing and
                                                           distribution of footwear and related
                                                           apparel. Mr. LaBonte is also a director of
                                                           Consortium 2000 and Hampton International
                                                           Products.

Mervyn C. Phillips, Jr.(2)(3)   62     2000       1990     Principal of Primus Development Group Ltd.,
                                                           Oak Brook, Illinois, a privately held
                                                           investment company.
CONTINUING DIRECTORS:
--------------------
Arnold M. Anderson(1)           50     1998       1990     Chairman of the Board and Director for the
                                                           Company since May 1997; prior thereto,
                                                           Chief Executive Officer, Chairman of the
                                                           Board and Director for the Company since
                                                           June 1995; prior thereto, Chief Executive
                                                           Officer, President (Primus) since October
                                                           1990; prior thereto, Chairman and President
                                                           of the predecessors to the Company's
                                                           subsidiaries.

James M. Beltrame(1)            52     1998       1995     Chief Executive Officer and President for
                                                           the Company since May 1997; prior thereto,
                                                           Chief Operating Officer and President for
                                                           the Company since June 1995, Chief
                                                           Financial Officer and Director for the
                                                           Company since March 1995; prior thereto,
                                                           Chief Financial Officer for RTO Enterprises
                                                           since 1992; prior thereto, Executive Vice
                                                           President, Chief Financial Officer and
                                                           director for Restaurant Associates since
                                                           1984.

Seamas T. Coyle(1)(2)           46     1999       1995     Partner in accounting firm of Coyle,
                                                           Fanning & Company and its predecessors
                                                           since 1980; prior thereto, a Certified
                                                           Public Accountant since 1974. Coyle,
                                                           Fanning & Company performs tax services for
                                                           the Company.

                                       TERM     DIRECTOR
    NOMINEES FOR DIRECTOR:      AGE   EXPIRES    SINCE      PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
    ----------------------      ---   -------   --------    ----------------------------------------
Timothy C. Dillon               34     1999       1995     Senior Vice President of the Company since
                                                           May 1997; prior thereto, Vice President of
                                                           the Company since April 1993; prior
                                                           thereto, President of First American
                                                           Franchise Corporation (the franchising
                                                           subsidiary of Beauty Express, Inc.); prior
                                                           thereto attorney for Francorp, Inc. (a
                                                           franchise development consulting firm)
                                                           since 1989.

Michael H. McKee                42     1998       1990     Senior Vice President, Creative Director
                                                           and Director for the Company and its
                                                           predecessor since October 1990; prior
                                                           thereto, Creative Director of Product
                                                           Development and Advertising for the
                                                           predecessors to the Company's subsidiaries.

Guy E. Snyder(1)(2)             43     1999       1995     Partner in the law firm of Vedder, Price,
                                                           Kaufman & Kammholz since 1996, a law firm
                                                           that serves as counsel to the Company;
                                                           prior thereto, a partner in the law firm of
                                                           Keck, Mahin & Cate.

Steven B. Larrick(3)            50     1999       1996     Chairman and Chief Executive Officer of
                                                           Chernin's Shoes, Inc. since 1993; prior
                                                           thereto served in various management level
                                                           positions with Chernin's Shoes, Inc. since
                                                           1973.

---------------

(1)  Member of the Executive Committee.

(2)  Member of the Audit Committee.

(3)  Member of the Compensation and Stock Option Committee.

     The Board of Directors held six meetings during the fiscal year ended February 1, 1997. All Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which such Directors served. In addition to the Executive Committee, the Board of Directors of the Company has a standing Audit Committee and a standing Compensation and Stock Option Committee.

     The Audit Committee held three meetings during the fiscal year ended February 1, 1997. This Committee is responsible for reviewing with the Company's financial management and its independent auditors the proposed audit program for each fiscal year, the results of the audits and the adequacy of the Company's systems of internal accounting control. The Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Directors Coyle, Phillips and Snyder are members of this Committee.

     The Compensation and Stock Option Committee held three meetings during the fiscal year ended February 1, 1997. This Committee is responsible for annually reviewing the salaries and bonuses of all executive officers and administering the Company's Stock Option Plan. Directors Phillips and Larrick are members of this Committee.

              COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below includes, for the fiscal year ended February 1, 1997, for the nine-month transition period ended February 3, 1996, and for each of the fiscal years ended April 30, 1995 and 1994, individual compensation for services to the Company and its subsidiaries of those persons who were, at February 1, 1997: (i) the Chief Executive Officer; and (ii) the other most highly compensated executive officers of the Company (collectively, the "Named Officers").

                                                                            LONG TERM
                                                                           COMPENSATION
                                                    ANNUAL COMPENSATION       AWARDS
                                                    --------------------   ------------
                                                            OTHER ANNUAL    SECURITIES
                                           SALARY   BONUS   COMPENSATION    UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITIONS     YEAR      ($)     ($)        ($)         OPTIONS(#)    COMPENSATION
  ----------------------------     ----    -------  ------  ------------   ------------   ------------
Arnold M. Anderson                 1997    193,827  50,000         0         110,000(1)     0
  Chairman of the Board            1996(2) 131,250       0         0               0        0
  and Director                     1995    175,000       0         0               0        0
                                   1994    164,654       0     8,599(3)            0        0
James M. Beltrame                  1997    166,827  50,000         0         150,000(4)     0
  President, Chief Executive       1996(2) 110,885       0         0          70,000(5)     0
  Officer and Director             1995(6)  12,981       0         0               0        0

Michael H. McKee                   1997    141,827  12,500         0          12,500(7)     0
  Senior Vice President,           1996(2)  93,750       0         0               0        0
  Creative Director and Director   1995    100,000       0         0               0        0
                                   1994     98,675       0     3,600(3)            0        0
Raymond A. Mackie                  1997    112,288  20,000         0          20,000(7)     0
  Senior Vice President of         1996(2)  75,000       0         0               0        0
  Manufacturing Operations         1995(8)   5,769       0         0               0        0

M. Andrew King                     1997     87,692  12,500         0          12,500(7)     0
  Vice President and               1996(2)  41,827       0         0               0        0
  Chief Financial Officer          1995          0       0         0               0        0

---------------

(1) Includes options to purchase 80,000 shares of Common Stock granted February 6, 1996 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing February 6, 1997, and expire on February 6, 2006. Includes options to purchase 20,000 shares of Common Stock granted February 6, 1996 separate and aside from the Company's Stock Option Plan; such options are immediately exercisable, and expire on February 6, 2006. Includes options to purchase 10,000 shares of Common Stock granted November 11, 1996 separate and aside from the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing November 11, 1997, and expire on November 10, 2001.

(2) Represents compensation for the nine-month transition period beginning May 1, 1995 and ending on February 3, 1996.

(3) Represents a cash car allowance.

(4) Includes options to purchase 80,000 shares of Common Stock granted February 6, 1996 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing February 6, 1997, and expire on February 6, 2006. Includes options to purchase 20,000 shares of Common Stock granted February 6, 1996 separate and aside from the Company's Stock Option Plan; such options are immediately exercisable, and expire on February 6, 2006. Includes options to purchase 40,000 shares of Common Stock granted June 17, 1996 separate and aside from the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 17, 1997, and expire on June 17, 2006. Includes options to purchase 10,000 shares of Common Stock granted November 11, 1996 separate and aside from the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, and expire on November 10, 2001.

(5) Represents options granted pursuant to the Company's Stock Option Plan. Such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 8, 1996.

(6) For the period since Mr. Beltrame became employed by the Company on March 14, 1995.

(7) Represents options granted June 17, 1996 pursuant to the Company's Stock Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing June 17, 1997, and expire on June 17, 2006.

(8) For the period since Mr. Mackie became employed by the Company on April 10, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                     AT ASSUMED RATES OF STOCK
                       NUMBER OF     PERCENT OF TOTAL                                  PRICE APPRECIATION FOR
                       SECURITIES    OPTIONS GRANTED    EXERCISE OR                       OPTION TERM ($)
                       UNDERLYING    TO EMPLOYEES IN    BASE PRICE     EXPIRATION    --------------------------
                        OPTIONS      FISCAL YEAR (%)      ($/SH.)         DATE           5%            10%
                       ----------    ----------------   -----------    ----------    ----------    ------------
Arnold M. Anderson...   100,000            19.4%          $7.625        02/06/06       $479,536      $1,215,196
                         10,000             1.9            6.875        11/10/01         18,996          41,972
James. M. Beltrame...   100,000            19.4            7.625        02/06/06        479,536       1,215,196
                         40,000             7.8            6.125        06/17/06        154,081         390,457
                         10,000             1.9            6.875        11/10/01         18,996          41,972
Michael H. McKee.....    12,500             2.4            6.125        06/17/06         48,150         122,017
Raymond A. Mackie....    20,000             3.9            6.125        06/17/06         77,040         195,228
M. Andrew King.......    12,500             2.4            6.125        06/17/06         48,150         122,017

              BOARD COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's compensation philosophy is comprised of several elements designed to attract and retain key personnel, reward outstanding performance and link executive pay to long-term Company performance. These elements consist of a base salary, annual bonus compensation relating pay to performance and long-term incentive awards designed to align executive interests with shareholder interests.

BASE SALARY

     The base salary of Arnold M. Anderson was established pursuant to an employment agreement dated March 1, 1996 whereby Mr. Anderson receives a minimum base salary of $200,000 per year annually for a period of three years and the opportunity to earn a bonus each year.

     The base salary of James M. Beltrame was established pursuant to an employment agreement dated June 1, 1996 whereby Mr. Beltrame receives a minimum base salary of $175,000 per year annually for a period of three years and the opportunity to earn a bonus each year.

     The base salaries of the Company's other executive officers are determined by Messrs. Anderson and Beltrame with the approval of the Compensation and Stock Option Committee. Individual salaries are determined based on historical salary levels within the Company or the salary level of the officer at the time he commenced employment with the Company, and salary levels generally correspond to the level of responsibility of each executive. Increases are generally determined with regard to available earnings and individual performance.

BONUS COMPENSATION

     Annual bonuses for executive officers of the Company, excluding Messrs. Anderson and Beltrame, are determined by the Compensation and Stock Option Committee based on the recommendation of Messrs. Anderson and Beltrame and are awarded on a discretionary basis by the Compensation and Stock Option Committee. For the fiscal year ended February 1, 1997, the Compensation and Stock Option Committee considered the following criteria in awarding bonuses to those executives whose performance during the fiscal year impacted favorably on the results of the Company as a whole: corporate revenues, corporate net income and general corporate performance relative to market conditions in the Company's industry. The Company intends to award certain discretionary bonuses for the fiscal year ended February 1, 1997 to certain executive officers. The amount of such awards has not yet been determined.

LONG-TERM INCENTIVE

     The Company's Stock Option Plan (the "Option Plan") authorizes the Compensation and Stock Option Committee to grant the employees of the Company and its subsidiaries incentive or non-qualified stock options. The Compensation and Stock Option Committee determines the prices and terms at which such options may be granted. The purpose of the Option Plan is to encourage stock ownership by the persons instrumental to the success of the Company, in order to give them a greater personal interest in the Company's affairs.

     On June 8, 1995, the Company granted Mr. Beltrame options to purchase an aggregate of 70,000 shares of the Company's Common Stock at an exercise price of $6.875 per share pursuant to the Option Plan. Pursuant to the Non-Qualified Stock Option Agreements executed by Mr. Beltrame, the exercise of 40,000 of such options were subject to the attainment of certain revenue and profitability goals agreed to by Mr. Beltrame and the Board of Directors. Such revenue and profitability goals were attained and the options expire on June 8, 2005.

     On February 6, 1996 Messrs. Anderson and Beltrame were granted options to purchase 80,000 shares of Common Stock each pursuant to the Company's Option Plan at an exercise price of $7.625 per share; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing February 6, 1997, and expire on February 6, 2006. On November 11, 1996 Messrs. Anderson and Beltrame were granted options to purchase 10,000 shares of Common Stock each separate and aside from the Company's Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant, commencing November 11, 1997, and expire on November 10, 2001. On June 17, 1996 Mr. Beltrame was also granted options to purchase 40,000 shares of Common Stock separate and aside from the Company's Option Plan; such options vest and become exercisable in five cumulative annual increments of 20% of the initial grant commencing June 17, 1997 and expire on June 17, 2006. In addition, on February 6, 1996 Messrs. Anderson and Beltrame were granted options to purchase 20,000 shares of Common Stock each at an exercise price of $7.625 per share pursuant to Common Stock Option Agreements dated February 6, 1996 separate and aside from the Company's Option Plan; such options vested and became exercisable on the date of the grant and expire on February 6, 2006.

     On June 17, 1996, the Company granted options to purchase an aggregate of 91,500 shares to executive officers other than Mr. Beltrame at an exercise price of $6.125 per share. Such options are exercisable in cumulative annual increments of 20% of the original grant beginning June 17, 1997, expiring on June 17, 2006.

     Non-qualified options to purchase 4,000 shares of Common Stock are granted automatically under the Option Plan to each person serving as a non-employee director immediately following each Annual Meeting of Shareholders. The annual grant of nonqualified options to non-employee directors is in lieu of cash meeting fees paid by the Company to such directors, thereby fully tying such directors' compensation to the performance of the Company's Common Stock.



                                          Steven B. Larrick
                                          Mervyn C. Phillips, Jr.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for: (I) the Company's Common Stock (which is traded on the Nasdaq Stock Market(SM)); (ii) the CRSP Total Return Index for the Nasdaq Stock Market(SM); and (iii) the CRSP Total Return Index for Nasdaq Retail Trade Stocks.

     On December 1, 1993, the Company's Common Stock began trading on the Nasdaq Stock Market(SM) under the symbol CLXG. On July 30, 1996, the Company's Shareholders approved a change in the Company's name to Successories, Inc. On September 16, 1996, the Company's stock began trading on the Nasdaq Stock Market(SM) under the symbol SCES. All returns were calculated assuming dividend reinvestment.

                               SUCCESSORIES, INC.
                              COMPARATIVE RETURNS

                                                                           THE NASDAQ RETAIL
        MEASUREMENT PERIOD                              THE NASDAQ STOCK     TRADE STOCKS
      (FISCAL YEAR COVERED)         SUCCESSORIES, INC.    MARKET (U.S.)          INDEX
12/01/93                                         100.0              100.0              100.0
04/29/94                                         151.9               96.0               92.8
04/28/95                                          59.2              111.6               90.3
02/03/96                                          60.2              142.6              100.3
02/01/97                                          55.2              184.9              123.1

     Assumes $100 invested on December 1, 1993 in Successories, Inc. common stock, the CRSP Total Return Index for the Nasdaq Stock Market(SM) and the CRSP Total Return Index for Nasdaq Retail Trade Stocks.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On April 6, 1993, the Company established a Compensation Committee of the Board of Directors for purposes of making certain executive compensation decisions. On May 21, 1996, the Compensation and Stock Option Committee was combined with the Compensation Committee to form the Compensation and Stock Option Committee. Messrs. Larrick and Phillips are members of the Compensation and Stock Option Committee. At the request of the Compensation and Stock Option Committee, Messrs. Anderson and Beltrame have and will confer with the Committee to make recommendations for the salaries and bonuses of the executive officers.

DIRECTOR COMPENSATION

     Each non-employee director shall receive cash compensation in the amount of $1,000 for each meeting attended. In addition, each non-employee director receives an annual grant to acquire 4,000 shares of Company common stock at the closing bid price on the Nasdaq Stock Market pursuant to the Company's Option Plan. Such options vest immediately upon grant. In addition, non-employee directors receive $500 plus travel expenses for attending each Committee meeting.

EMPLOYMENT AGREEMENTS

     In March 1996, the Company entered into an employment agreement with Arnold
M. Anderson which provides that he will receive a minimum base salary of $200,000 per year annually for three years plus the opportunity to earn a bonus each year. In addition, the employment agreement provides that commencing in the fiscal year ended February 1, 1997, Mr. Anderson and the Company's Board of Directors shall agree each fiscal year upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Pursuant to the agreed upon formula, Mr. Anderson received a bonus of $50,000 for the fiscal year ended February 1, 1997.

     In June 1996, the Company entered into an employment agreement with James
M. Beltrame which provides that he will receive a minimum base salary of $175,000 per year annually for three years plus the opportunity to earn a bonus each year. In addition, the employment agreement provides that commencing in the fiscal year ended February 1, 1997, Mr. Beltrame and the Company's Board of Directors shall agree each fiscal year upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Pursuant to the agreed upon formula, Mr. Beltrame received a bonus of $50,000 for the fiscal year ended February 1, 1997.

     In June 1996, the Company entered into an employment agreement with Michael
H. McKee, which provides that he will receive a minimum base salary of $150,000 per year annually for three years plus the opportunity to earn a bonus each year. In addition, the employment agreement provides that commencing in the fiscal year ended February 1, 1997, Mr. McKee and the Company's Board of Directors shall agree each fiscal year upon the specific performance standards and criteria that will be used to determine how the bonus is actually earned and shall agree upon the amount of the actual bonus opportunity for such fiscal year. Pursuant to the agreed upon formula, Mr. McKee received a bonus of $12,500 for the fiscal year ended February 1, 1997.

CERTAIN TRANSACTIONS

     All transactions between the Company and its officers, directors, and principal shareholders are required to be approved by a majority of the independent and disinterested non-employee directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by the applicable due dates during the fiscal year ended February 1, 1997.

     All of these filing requirements were satisfied, except that Arnold M. Anderson, Chairman of the Board and Director of the Company, filed one late report covering three transactions, and Jill Werner, an officer of the Company, filed one late report covering her initial ownership.

                                     ITEM 2

        PROPOSED AMENDMENTS TO THE SUCCESSORIES, INC. STOCK OPTION PLAN

     There will be presented at the Annual Meeting a proposal to amend the Company's Stock Option Plan (the "Option Plan"). As of May 27, 1997, 84.9% of the shares of Common Stock authorized for issuance under the Option Plan have either been reserved for issuance thereunder or have been issued to participants pursuant to the exercise of options.

     On May 20, 1997, the Board of Directors approved further amendments to the Option Plan, subject to shareholder approval. The amendments to the Option Plan would (i) increase the number of shares of Common Stock that may be issued thereunder from 1,450,000 to 1,700,000; (ii) provide for a one-time grant of non-qualified options to purchase 10,000 shares of Common Stock to each non-employee director serving on the Board continuously from January 1, 1996 through the date of the Annual Meeting; and (iii) amend the stock option agreements with respect to options granted two non-employee director under the Option Plan on December 14, 1994, to reduce the exercise price from $14.66 to $5.75 per share. The purpose of the proposed amendments to the Option Plan is to enable the Company to continue to provide incentives to its key employees and non-employee directors through stock ownership. Further, in the case of the non-employee directors, the one-time grant of options and the repricing of outstanding options will provide additional incentive to the non-employee directors to work to improve the performance of the Company's Common Stock. These amendments are subject to approval by the shareholders of the Company at the Annual Meeting.

     Assuming a quorum is present, an affirmative vote by the holders of a majority of the outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to amend the Option Plan.

     The following is a summary of the Option Plan as amended to reflect the matters to be considered at the Annual Meeting.

GENERAL

     The purpose of the Option Plan is to provide a means by which key employees and non-employee directors of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its subsidiaries and their desire to remain employed by the Company and its subsidiaries. The Option Plan is also intended to attract and retain non-employee directors and key employees and to provide such directors and key employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its subsidiaries.

     The Option Plan provides for the granting of awards of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NSOs") (Awards of ISOs and NSOs are sometimes hereinafter collectively referred to as "Options"). The Option Plan provides for a one-time automatic grant of a nonqualified stock option to each non-employee director (the "Automatic Grant") and annual automatic grants of non-qualified stock options to such directors (the "Annual Grant"). It is also proposed that each non-employee director serving continuously on the Board from January 1, 1996 through the date of the Annual Meeting receive a one time grant of non-qualified options to purchase 10,000 shares at an exercise price of $5.75 per share (the closing bid price of the Common Stock on May 20, 1997, as reported by the Nasdaq National Market). The aggregate number of shares that may be granted under the Option Plan as proposed to be amended is 1,700,000.

THE COMMITTEE

     Other than the Automatic Grant provisions, the Option Plan is administered by a committee (the "Committee") of two or more non-employee directors of the Company.

     Subject to the terms of the Option Plan and except for Automatic and Annual Grants, the Committee has the discretion to grant Options, to determine the individual terms of any Option, to amend or cancel any

Options (with the consent of the participant), to interpret the Option Plan and determine all matters relating to the administration of the Option Plan and the granting of Options.

     The Automatic Grant is administered by the Board of Directors solely in accordance with the provisions of Section 6.4 of the Option Plan.

ELIGIBILITY

     Discretionary options may be granted to any employee of the Company or any of its subsidiaries. As of February 13, 1997, approximately 300 employees were eligible to participate in the Option Plan. Non-employee directors are eligible to receive Automatic and Annual Grants.

INCENTIVE STOCK OPTIONS

     The Option Plan permits the Committee to grant ISOs to employees of the Company or any subsidiary of the Company and to determine the terms and conditions of each grant including, without limitation, the number of shares subject to each ISO and the Option exercise period. The ISO exercise price may not be less than the fair market value of the Common Stock on the date of grant and the exercise period may not exceed 10 years; provided, however, if the participant is a holder of more than 10% of the Company's outstanding voting securities, the exercise price may not be less than 110% of such fair market value on the date of grant and the exercise period may not exceed five years.

NON-QUALIFIED STOCK OPTIONS

     Non-employee directors receive an Automatic Grant of a one-time, non-qualified stock option to purchase 5,000 shares of Stock upon first being appointed or elected to the Board. On each date of the Annual Meeting of Shareholders, each non-employee director of the Company whose term of office will continue after such Annual Meeting of Shareholders shall automatically receive an Annual Grant of an option to purchase 4,000 shares of Common Stock as of such date. These Options have an exercise price of one hundred percent (100%) of the last bid price of the Stock as of the date of grant or the first business day preceding such date, if no bid price was then reported. Subject to approval of the stockholders at the Annual Meeting, non-employee directors of the Company serving continuously from January 1, 1996 through the date of the Annual Meeting will receive a one-time, non-qualified stock option to purchase ten thousand (10,000) shares of stock. These options have an exercise price equal to the last bid price of the Common Stock on May 20, 1997.

     If the directorship of a non-employee director is terminated for cause, any unexercised portion of his Option terminates at that time. If his termination is caused by his death, any unexercised portion of his Option automatically vests and may be exercised, in whole or in part, at any time within one year after his death. If his termination is caused by a disability, then any unexercised Option may be exercised, in whole or in part, at any time within one year after such termination; and if such Grantee should die within such one-year period, the Option may be exercised within 180 days of such death, if such date is longer than one year from the date of termination of directorship. If his termination is caused by any reason other than cause, death or disability, any unexercised Option, to the extent exercisable at the date of such termination, may be exercised, in whole or in part, at any time within three months after such termination; and if such Grantee should die within such three-month period, the Option may be exercised within one year of the date of termination of directorship. Notwithstanding the foregoing, in no event may an Option be exercisable beyond the original 10-year term of the Option.

     Discretionary Grants. The Option Plan also permits the Committee to grant NSOs to any employee of the Company and its subsidiaries. The Committee recommends the grant of NSOs to employees and determines the terms and conditions of each grant, including the number of shares subject to each NSO, the Option exercise period and the Option exercise price.

PAYMENT OF EXERCISE PRICE

     A participant may, at his election, pay the Option exercise price in cash or shares of Common Stock, including shares of Common Stock which the participant received upon the exercise of one or more Options or any combination of both. Except in the case of an Automatic Grant and an Annual Grant, the Committee may also permit the Option exercise price to be paid by the participant's delivery of an election directing the Company to withhold shares of Common Stock from the Common Stock otherwise due upon the exercise of an Option.

VESTING; TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

     Options granted pursuant to the Automatic Grant and the one-time grant of options to non-employee directors, subject to shareholder approval at the 1997 Annual Meeting, vest in annual increments of 50% commencing on the first anniversary of the grant date and those granted pursuant to the Annual Grant vest fully on the first anniversary of the date of grant. Unless the Committee determines otherwise, generally, discretionary Options vest in annual increments of 20% commencing on the first anniversary of the grant date. A participant may not exercise an Option until the Option has vested.

     If a participant's employment is terminated for cause, any unexercised Option held by the participant terminates upon the termination of employment. If a participant's employment is terminated by reason of death, any unexercised Options held by him or her automatically vests and may be exercised, in whole or in part, at any time within one year after death. If a participant's employment is terminated on account of disability, any Options held by him or her may be exercised within one year after termination of employment to the extent exercisable at the date of such termination, or to such other extent as determined by the Committee. If a participant's employment is terminated for any reason other than for cause, death or disability, any unexercised Options held by him or her may be exercised within three months (or such other period not to exceed one year as determined by the Committee) after such termination of employment to the extent exercisable at the date of such termination, or to such other extent as determined by the Committee. Notwithstanding the foregoing, in no event may an Option be exercisable beyond the original term of the Option.

     After a Change in Control of the Company, all Options granted under the Plan shall immediately be fully exercisable for a period of six months following such Change in Control, after which time no further Options may be exercised under the Plan.

NON-TRANSFERABILITY

     Options are not transferable other than by will or the laws of descent and distribution. During a participant's lifetime, Options held by him or her may be exercised only by the participant.

AGREEMENT TO SERVE

     Each Participant who is granted an Option agrees to remain associated with or in the employ of the Company or any of its subsidiaries for at least one year after the date of an Option grant. No obligation of the Company or any of its subsidiaries as to the length of any participant's association or employment shall be implied by the terms of the Option Plan, any grant of an Option or any Option agreement. The Company and its subsidiaries specifically reserve any right that existed before the effective date of any Option to terminate the employment or association of any participant.

WITHHOLDING TAX

     With respect to any payments made to a participant other than to a non-employee director pursuant to an Automatic or Annual Grant, the Company has the right to withhold in cash or shares of Common Stock any taxes required by law to be withheld because of such payments.

AMENDMENT; TERMINATION OF PLAN

     The Board of Directors of the Company may from time to time in its discretion amend or modify the Option Plan without the approval of the shareholders of the Company, unless such shareholder approval is required under the listing requirements of any securities exchange on which any of the Company's equity securities are listed. However, the Board may not, without shareholder approval, change the aggregate number of shares of stock which may be sold pursuant to Options granted or change the class of employees eligible to participate in the Option Plan or adopt any amendment affecting the price at which Options may be granted under the Option Plan. No change will be permitted to an Option previously granted which will impair the rights of a participant without the participant's consent. In addition, the Board cannot amend the provisions relating to the Automatic or Annual Grant more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     The Option Plan shall terminate on the tenth anniversary of its effective date or such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Option or any Option agreement then outstanding under the Option Plan.

     Notwithstanding the foregoing, subject to the approval of the stockholders at the Annual Meeting, the exercise price with respect to options for 10,000 shares granted to two non-employee directors, on December 14, 1994, shall be reduced to $5.75 per share.

AWARDS

     Aside from the Automatic Grant and the Annual Grant of non-qualified stock options to non-employee directors, the grant of Options are within the discretion of the Committee.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the Federal income tax consequences of the Plan is only a summary of the general rules applicable to Options granted thereunder.

TAX TREATMENT OF ISOS

     Generally, the recipient of ISOs does not realize any taxable income either at the time of grant or exercise, and the Company (or subsidiary that employs the participant) is not entitled to a deduction either at the time of grant or at the time of exercise of ISOs, provided that the participant was an employee of the Company or of a subsidiary of the Company at all times during the period beginning on the date of grant and ending three months prior to the date of exercise and does not sell the shares within two years from the date of grant and one year from the date the shares are issued to the participant upon exercise. At the time of ultimate sale following the applicable holding periods, the participant will realize income taxable at capital gain rates on the excess of the sale price over the ISO exercise price. If a participant sells such shares prior to the expiration of the applicable holding periods, the participant will realize ordinary income at that time in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the ISO exercise price, or (b) the gain realized on the sale (if the sale is for a loss), and the Company will be entitled to a deduction equal to the amount of such ordinary income.

     An amount with respect to an ISO may be included in a participant's alternative minimum taxable income at the time of exercise for purposes of determining whether the alternative minimum tax for non-corporate taxpayers will be imposed on the participant for a given year.

TAX TREATMENT OF NSOS

     Generally, the recipient of NSOs does not realize any taxable income at the time of grant and the Company is not then entitled to a deduction. Upon exercise of an NSO, the participant will recognize income at ordinary income tax rates. The amount of income then recognized by a participant will be the excess of the fair market value of the shares purchased upon exercise over the exercise price paid for the shares. The

Company will generally be entitled to take a deduction equal to this amount for the year which ends with or includes the end of the year in which the related amount is included in income by the participant. In order for the Company to be able to take a deduction for this amount, however, the amount will have to be considered "reasonable compensation" and applicable withholding requirements will have to be met.

     A participant's basis in shares acquired upon the exercise of an Option will be the exercise price of the Option, plus any amount includable in the participant's gross income upon the exercise of the Option. The gain or loss realized by the participant upon a subsequent sale or exchange of the Shares will be a capital gain or loss.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S OPTION PLAN.

                                     ITEM 3

            PROPOSED RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors retained Arthur Andersen LLP ("Arthur Andersen") to examine the financial statements of the Company for the fiscal year ended February 1, 1997 and appointed Arthur Andersen as independent accountants for the Company to audit its consolidated financial statements for the fiscal year ending January 31, 1998 and to perform audit-related services. The Board has directed that the appointment of Arthur Andersen be submitted to the shareholders for approval.

     If the shareholders do not ratify the selection of Arthur Andersen, the Audit Committee and the Board of Directors will reconsider the appointment. The Company has been advised by Arthur Andersen that it expects to have a representative present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

     Proxies will be voted for or against approval of this proposed ratification in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Approval requires the favorable vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy, assuming that a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT ACCOUNTANTS.

ACCOUNTANT INFORMATION

     On October 18, 1996, the Company dismissed Price Waterhouse LLP ("Price Waterhouse") as its independent auditors. Effective October 19, 1996, the Company engaged Arthur Andersen as its new independent accountants to audit the Company's financial statements. The Company's Audit Committee recommended and the Board of Directors approved, effective as of October 18, 1996, the decision to change independent accountants.

     Price Waterhouse reported on the Company's financial statements for the fiscal year ended April 30, 1995 and the period May 1, 1995 through February 3, 1995. Arthur Andersen reported on the Company's financial statements for the fiscal year end February 1, 1997.

     The report of Price Waterhouse on the Company's financial statements for the fiscal year ended April 30, 1995 and the period May 1, 1995 through February 3, 1996, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the fiscal year ended April 30, 1995 and the period May 1, 1995 through February 3, 1996 and through October 18, 1996 (i) there have been no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their reports on the financial statements for such periods; and (ii) the Company restated its fiscal 1995 third quarter operating results due to a misstatement of inventory values resulting primarily from higher than expected labor and overhead costs directly related to a fulfillment system failure during the peak selling season. As a result, certain weaknesses in the Company's internal control and management information systems were reported on by Price Waterhouse for the fiscal year ended April 30, 1995. As reported in the Company's Form 10-K for the fiscal year ended April 30, 1995, the Company has strengthened its internal control environment by hiring and promoting key employees in the Accounting and MIS Departments in addition to enhancing policies and procedures in the inventory management system.

     During the fiscal year ended April 30, 1995, the nine month transition period ended February 3, 1996 and through October 18, 1996, the Company has not consulted with Arthur Andersen regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(v)).

     The Company requested that Price Waterhouse furnish it with a letter addressed to the Commission stating whether it agreed with the above statements. A copy of such letter, dated October 23, 1996, was furnished to the Company.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Shareholders of the Company to be held in 1998 must be received by the Company on or before February 3, 1998.

VOTING PROXIES

     The enclosed proxy card confers authority to vote, in accordance with the instructions contained in the proxy, with respect to the election of the nominees for director specified in this Proxy Statement, the proposed amendments to the Option Plan and the ratification of Arthur Andersen as the Company's independent accountants. The proxy will be voted in accordance with the choices indicated thereon. If no specifications are made, proxies will be voted "FOR ALL NOMINEES" for director, "FOR" the amendments to the Option Plan and "FOR" the ratification of Arthur Andersen as independent accountants.

OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented at the meeting. Should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Timothy C. Dillon
                                          Secretary

Lombard, Illinois
June 2, 1997

                               SUCCESSORIES, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   /  /


                                                                                    WITHHOLD
                                                                                    AUTHORITY
                                                                          FOR        to vote
                                                                          all        for all      FOR all nominees, except
                                                                        nominees     nominees     nominee(s) written in space below:

1.   The election of C. Joseph LaBonte and Mervyn C. Phillips, Jr.,      /  /         /  /        /  /
     as Directors:
                                                                                                 ---------------------------------
                                                                                                   Nominee Exceptions



                                                                                            FOR    AGAINST    ABSTAIN

2.   The amendments to the Company's Stock Option Plan:                                     /  /     /  /       /  /

3.   The proposal to ratify the appointment of Arthur Andersen LLP as                       /  /     /  /       /  /
     independent accountants for the fiscal year ending January 31, 1998:

4.   As such proxies may in their discretion determine upon such other matters              /  /    /  /        /  /
     as may properly come before the meeting:

      I plan to attend the meeting.                                                        /  /



                  Dated__________________________________________, 1997

                  ____________________________________________________

                  ____________________________________________________


                 When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

You are urged to mark, sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.






PROXY



                               SUCCESSORIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 22, 1997

        The undersigned shareholder of Successories, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints Arnold M. Anderson, James M. Beltrame and Timothy C. Dillon, or any of them, with full power of substitution, to vote all shares of stock of Successories, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said Corporation to be held on Tuesday, July 22, 1997 at 9:30 A.M., Central Daylight Savings Time, and at any adjournments thereof, at The Metropolitan Club, 233 S. Wacker Drive, 66th Floor, Chicago, Illinois 60606.
        THIS PROXY STATEMENT SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND IN THE ABSENCE OF SUCH INSTRUCTIONS SHALL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES DESCRIBED IN ITEM (1) AND FOR ITEMS (2) AND (3). IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS